PROGRESS SOFTWARE REPORTS THIRD QUARTER RESULTS

Revenue up 15%; Operating Income and EPS up Sharply

BEDFORD, Mass., September 16, 2004—Progress Software Corporation (PSC) (Nasdaq: PRGS), a leading supplier of technology to develop, deploy, integrate and manage business applications, today announced results for its third quarter ended August 31, 2004. Revenue for the quarter was $89.3 million, up 15 percent (10 percent at constant currency) from $77.7 million in the third quarter of 2003. Software license revenue increased 21 percent (16 percent at constant currency) to $32.9 million from $27.2 million in the same quarter last year.

On a generally accepted accounting principles (GAAP) basis, operating income increased 26 percent to $12.7 million from $10.1 million in the third quarter of fiscal 2003. Net income increased 16 percent to $8.5 million from $7.3 million in the same quarter last year. Diluted earnings per share increased 16 percent to 22 cents from 19 cents in the third quarter of 2003. These results include after-tax charges for amortization of acquired intangibles of $1.2 million for the third quarter of fiscal 2004 and $0.4 million for the third quarter of 2003.

On a pro forma basis, excluding the charges for amortization of acquired intangibles, operating income increased 36 percent to $14.5 million from $10.7 million in the third quarter of fiscal 2003. Pro forma net income increased 25 percent to $9.7 million from $7.8 million in the same quarter last year. Pro forma diluted earnings per share increased 25 percent to 25 cents from 20 cents in the third quarter of fiscal 2003.

The company’s cash and short-term investments at the end of the quarter totaled $185.4 million. During the third quarter, the company purchased approximately 403,000 shares of its stock at a cost of $7.8 million. On September 15, 2004, the board of directors of PSC authorized the repurchase of up to 10 million shares of the company’s outstanding common stock, at such times when the company deems such purchases to be an effective use of cash, starting October 1, 2004. The company’s existing repurchase authorization, under which 9.4 million shares remain available for repurchase, expires on September 30, 2004.

“Progress Software Corporation continues to outperform other major software companies,” said Joseph W. Alsop, co-founder and chief executive officer of PSC. “Sonic Software, ObjectStore and DataDirect continue to perform well by focusing on the increasing demand for real time data and the growing needs in today’s market for connectivity and integration. And the recently launched Progress® OpenEdge™ 10 Platform is enabling our partners to translate service oriented architecture (SOA) theory into real applications that respond to the needs of both large and small enterprises. We believe this demand for SOA-based applications is the key driver behind the fastest ever adoption rate for a new release of the OpenEdge product line.”

Significant New Customer and Partner Wins, New Technology Adoptions and Major Deployments

Significant new partners and customers adopting technology from PSC operating companies, or deploying solutions using PSC technology, include: A3 Solutions, Inc., Active Reasoning, Inc., ADT Security Services, Inc., AGA S.A., ANA (All Nippon Airways Co., Ltd.), AppIQ, Inc., Applied Industrial Technologies, British Airport Authority Plc, BBS Technologies, Inc., Centennial Coal Company Ltd., Certify Data Systems, Inc., Clearstream Wastewater Systems, Inc., Cryptomathic, DataMirror Mobile Solutions, Inc., DDS MediaOcean Systems, Inc., Deltavista International AG, DocuCorp International, Inc., FairField Language Systems, Holosoft, Ingolstat, Legia, A.S., Locke Supply Company, Petroleum Wholesale Inc., Scan-Optics, Inc., Sportcraft, Ltd., The Bekins Company, The Sharper Image, The Software Construction Company, The State of Minnesota, and ViPS, Inc.

Significant existing partners and customers adopting technology from different PSC operating companies, or making substantial additional deployments of PSC technology, include: Abbott Laboratories, Achmea Active, Alcatel, Arbella Insurance Group, Bloomberg L.P., Capeware Technologies GmbH, ColeTaylorBank, CommerceOne Operations, Inc., Deutsche Bank AG, Diversified Collection Services, Inc., Exxon Mobile Corporation, Galco Industrial Electronics, GE Financial Services, Genesys Telecommunication Laboratories, Inc., Hummingbird Ltd., Interwoven Inc., Jefferson Pilot Financial, Johnson Controls, Inc., Kronos Incorporated, Lego Systems, Inc., MapInfo Corporation, Marriott Vacation Club International, McKesson Corporation, NTT Corporation, QAD, Inc., Rotech Healthcare, Inc., Ruped Systems GmbH, Sanmina SCI Corporation, Serena Software, Siebel Systems, Inc., SSA Global Technologies, Inc., The Sherwin-Williams Company, and Tudor Investments Corporation.

Other Recent Highlights

An independent study by Infostructure Associates reported that the Progress OpenEdge™ Studio is more effective than other development solutions for small and mid-sized businesses (SMBs), SMB-servicing independent software providers (ISVs) and, in most cases, for larger enterprises developing and deploying mission critical business applications. Interviews with end users focused on OpenEdge Studio and development tools such as those offered for the C# programming language by Microsoft in Visual Studio .NET 2003. Users comparing both toolsets report that OpenEdge has much lower total cost of ownership (TCO) and higher return on investment (ROI). Infostructure also indicated a lower TCO and higher ROI for OpenEdge Studio than other typical “high-productivity” toolsets. http://www.progress.com/pressrelease_318909. (The full report can be found at www.progress.com/psc/docs/progressdevtcowp8.pdf )

DataDirect Technologies announced the development of DataDirect XQuery™, an embeddable, standards-based software product that enables Java™ developers to access both relational and XML data sources using a single query. Most businesses store and query data with relational databases, but on the Web they use XML to exchange it or prepare it for display. Programmers need to deal with both kinds of data, often at the same time. DataDirect XQuery processes XML and relational data in the same way, making it very easy to combine data sources to create XML for data exchange or display in a browser. Built to accommodate XQuery, the powerful new W3C language standard for querying and processing XML data, DataDirect XQuery will join DataDirect Technologies’ comprehensive offering of data connectivity components to simplify application development, allow portability across databases and ease application deployment. http://www.datadirect.com/news/releases/20040628c/index.ssp

Sonic Software Chief Technology Evangelist David Chappell’s book, Enterprise Service Bus, has generated several positive reviews by trade publications, including this excerpt from Computerworld: “The author provides a foundation-level introduction to enterprise service bus (ESB) technology, including plenty of context about the nascent ESB market and the state of enterprise application integration in general...The book also provides enough granular detail, practical advice and case studies to make it worth the time of IT professionals who are already familiar with ESB technology. And for all segments of the audience, Chappell and his editors have done a splendid job in presenting remarkably straightforward and useful diagrams. Readers would be hard-pressed to find a more lucid or helpful book on a technology topic.” http://www.sonicsoftware.com/pressrelease_295931

Business Outlook

The company is providing the following guidance for the fourth fiscal quarter ended November 30, 2004:

•	Revenue is expected to be in the range of $93 million to $95 million. GAAP operating income is expected to be in the range of $14 million to $15 million, including amortization of acquired intangibles of $1.8 million.

•	GAAP diluted earnings per share are expected to be in the range of 26 cents to 27 cents.

•	On a pro forma basis, operating income is expected to be in the range of $16 million to $17 million excluding amortization of acquired intangibles of $1.8 million.

•	On a pro forma basis, diluted earnings per share are expected to be in the range of 29 cents to 30 cents excluding approximately 3 cents per share for amortization of acquired intangibles.

The company is providing the following guidance for the fiscal year ended November 30, 2004:

•	Revenue is expected to be in the range of $360 million to $362 million. GAAP operating income is expected to be in the range of $44 million to $45 million, including amortization of acquired intangibles of $7 million and in-process research and development of $2.6 million.

•	GAAP diluted earnings per share are expected to be in the range of 80 cents to 81 cents.

•	On a pro forma basis, operating income is expected to be in the range of $54 million to $55 million excluding amortization of acquired intangibles of $7 million and in-process research and development of $2.6 million.

•	On a pro forma basis, diluted earnings per share are expected to be in the range of 97 cents to 98 cents excluding approximately 12 cents per share for amortization of acquired intangibles and approximately 5 cents per share for an acquisition-related charge for in-process research and development.

Legal Notice Regarding Pro Forma Financial Information
 The company provides pro forma operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from pro forma measures used by other companies. The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and for budget and planning purposes. A reconciliation of pro forma adjustments to the company’s GAAP financial results is included in the tables below.

Conference Call
 PSC’s conference call to discuss its third quarter results will be Webcast live today at 9:00 a.m. Eastern via CCBN on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay.

About Progress Software Corporation
 Progress Software Corporation (Nasdaq: PRGS) is a $300+ million global software industry leader. PSC supplies technologies for all aspects of the development, deployment, integration and management of business applications through its operating companies: Progress Software, Sonic Software Corporation, DataDirect Technologies, ObjectStore and PeerDirect. Headquartered in Bedford, Mass., PSC can be reached on the Web at http://www.progress.com or by phone at +1-781-280-4000.

Safe Harbor Statement

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the company’s ability to penetrate international markets and manage its international operations. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.

Progress, ObjectStore, OpenEdge, and Progress OpenEdge are trademarks or registered trademarks of Progress Software Corporation in the U.S. and other countries. Sonic Software (and Design) and Sonic ESB are registered trademarks of Sonic Software Corporation in the U.S. and other countries. DataDirect
XQuery is a trademark of DataDirect Technologies in the U.S. Java and all Java
based marks are trademarks or registered trademarks of Sun Microsystems, Inc.
in the U.S. and other countries. Any other trademarks or service marks contained herein are the property of their respective owners.

Progress Software Corporation
Condensed Consolidated Statements of Income

	Three Months Ended
	August 31,	August 31,	Percent
(In thousands except per share data)	2004	2003	Change
Revenue:
Software licenses	$32,864	$27,191	21%
Maintenance and services	56,452	50,504	12%

Total revenue	89,316	77,695	15%

Costs and expenses:
Cost of software licenses	2,092	1,907
Cost of maintenance and services	12,826	13,088
Sales and marketing	35,310	30,731
Product development	14,907	12,956
General and administrative	9,674	8,348
Amortization of purchased intangibles	1,809	602
In-process research and development	—	—

Total costs and expenses	76,618	67,632	13%

Income from operations	12,698	10,063	26%
Other income, net	103	407

Income before provision for income taxes	12,801	10,470	22%
Provision for income taxes	4,281	3,141

Net income	$8,520	$7,329	16%

Earnings per share:
Basic	$0.24	$0.21	14%
Diluted	$0.22	$0.19	16%

Weighted average shares outstanding:
Basic	36,220	34,604	5%
Diluted	38,853	38,182	2%

Pro Forma Condensed Consolidated Statements of Income

	Three Months Ended August 31, 2004			Three Months Ended August 31, 2003
	As	Pro Forma		As	Pro Forma		Percent
(In thousands except per share data)	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma	Change
Revenue:
Software licenses	$32,864		$32,864	$27,191		$27,191	21%
Maintenance and services	56,452		56,452	50,504		50,504	12%

Total revenue	89,316		89,316	77,695		77,695	15%

Costs and expenses:
Cost of software licenses	2,092		2,092	1,907		1,907
Cost of maintenance and services	12,826		12,826	13,088		13,088
Sales and marketing	35,310		35,310	30,731		30,731
Product development	14,907		14,907	12,956		12,956
General and administrative	9,674		9,674	8,348		8,348
Amortization of purchased intangibles	1,809	$(1,809)	—	602	$(602)	—
In-process research and development	—	—	—	—	—	—

Total costs and expenses	76,618	(1,809)	74,809	67,632	(602)	67,030	12%

Income from operations	12,698	1,809	14,507	10,063	602	10,665	36%
Other income, net	103		103	407		407

Income before provision for income taxes	12,801	1,809	14,610	10,470	602	11,072	32%
Provision for income taxes	4,281	639	4,920	3,141	181	3,322

Net income	$8,520	$1,170	$9,690	$7,329	$421	$7,750	25%

Earnings per share:
Basic	$0.24		$0.27	$0.21		$0.22	23%
Diluted	$0.22		$0.25	$0.19		$0.20	25%

Weighted average shares outstanding:
Basic	36,220		36,220	34,604		34,604	5%
Diluted	38,853		38,853	38,182		38,182	2%

Progress Software Corporation
Condensed Consolidated Statements of Income

	Nine Months Ended
	August 31,	August 31,	Percent
(In thousands except per share data)	2004	2003	Change
Revenue:
Software licenses	$103,664	$79,719	30%
Maintenance and services	162,804	147,348	10%

Total revenue	266,468	227,067	17%

Costs and expenses:
Cost of software licenses	6,983	6,312
Cost of maintenance and services	39,611	38,995
Sales and marketing	107,590	91,879
Product development	44,791	38,163
General and administrative	29,187	25,344
Amortization of purchased intangibles	5,205	1,684
In-process research and development	2,600	200

Total costs and expenses	235,967	202,577	16%

Income from operations	30,501	24,490	25%
Other income, net	742	1,591

Income before provision for income taxes	31,243	26,081	20%
Provision for income taxes	9,998	7,824

Net income	$21,245	$18,257	16%

Earnings per share:
Basic	$0.59	$0.54	9%
Diluted	$0.54	$0.49	10%

Weighted average shares outstanding:
Basic	35,970	33,953	6%
Diluted	39,014	37,196	5%

Pro Forma Condensed Consolidated Statements of Income

	Nine Months Ended August 31, 2004			Nine Months Ended August 31, 2003
	As	Pro Forma		As	Pro Forma		Percent
(In thousands except per share data)	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma	Change
Revenue:
Software licenses	$103,664		$103,664	$79,719		$79,719	30%
Maintenance and services	162,804		162,804	147,348		147,348	10%

Total revenue	266,468		266,468	227,067		227,067	17%

Costs and expenses:
Cost of software licenses	6,983		6,983	6,312		6,312
Cost of maintenance and services	39,611		39,611	38,995		38,995
Sales and marketing	107,590		107,590	91,879		91,879
Product development	44,791		44,791	38,163		38,163
General and administrative	29,187		29,187	25,344		25,344
Amortization of purchased intangibles	5,205	$(5,205)	—	1,684	$(1,684)	—
In-process research and development	2,600	(2,600)	—	200	(200)	—

Total costs and expenses	235,967	(7,805)	228,162	202,577	(1,884)	200,693	14%

Income from operations	30,501	7,805	38,306	24,490	1,884	26,374	45%
Other income, net	742		742	1,591		1,591

Income before provision for income taxes	31,243	7,805	39,048	26,081	1,884	27,965	40%
Provision for income taxes	9,998	2,498	12,496	7,824	565	8,389

Net income	$21,245	$5,307	$26,552	$18,257	$1,319	$19,576	36%

Earnings per share:
Basic	$0.59		$0.74	$0.54		$0.58	28%
Diluted	$0.54		$0.68	$0.49		$0.53	28%

Weighted average shares outstanding:
Basic	35,970		35,970	33,953		33,953	6%
Diluted	39,014		39,014	37,196		37,196	5%

Progress Software Corporation
Condensed Consolidated Balance Sheets

	August 31,	November 30,
(In thousands)	2004	2003
Assets
Cash and short-term investments	$185,390	$219,131
Accounts receivable, net	50,307	52,065
Other current assets	22,900	22,534

Total current assets	258,597	293,730

Property and equipment, net	35,299	35,572
Goodwill and intangible assets, net	98,119	21,530
Other assets	16,886	16,938

Total	$408,901	$367,770

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$58,108	$63,115
Deferred revenue	99,475	82,614

Total current liabilities	157,583	145,729

Shareholders’ equity:
Common stock and additional paid-in capital	64,979	53,102
Retained earnings	186,339	168,939

Total shareholders’ equity	251,318	222,041

Total	$408,901	$367,770

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	August 31,	August 31,
(In thousands except per share data)	2004	2003
Cash flows from operations:
Net income	$21,245	$18,257
Depreciation, amortization and other noncash charges	15,141	8,770
Other changes in operating assets and liabilities	19,047	19,495

Net cash flows from operations	55,433	46,522
Capital expenditures	(5,943)	(4,445)
Acquisitions, net of cash acquired	(87,520)	(24,040)
Stock issuances, net of buybacks	4,129	7,921
Other	160	52

Net change in cash and short-term investments	(33,741)	26,010
Cash and short-term investments, beginning of period	219,131	177,193

Cash and short-term investments, end of period	$185,390	$203,203